Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2007, except for footnote 19, as to which the date is June 25, 2007, relating to the financial statements of Netezza Corporation, which appears in Netezza Corporation’s Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

July 19, 2007